Filed Pursuant to Rule 424(b)(5)
Registration No. 333-224082

PROSPECTUS SUPPLEMENT
(To the Prospectus effective May 11, 2018)

$15,000,000

Common Stock

India Globalization Capital, Inc.

We have entered into an At-the-Market (ATM) Offering Agreement (the “Sales Agreement”) with The Benchmark Company, LLC (“Benchmark”) and ViewTrade Securities, Inc. (“ViewTrade” and together with Benchmark, the “Managers”) relating to shares of our common stock, par value $0.0001 per share. Under the Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $15,000,000 from time to time through the Managers, as our sales agents. Under the terms of the Sales Agreement, we may also sell shares to the Managers as principal for their own accounts.

The Managers are not required to sell any specific number or dollar amount of shares of our common stock but will use their commercially reasonable efforts, as our agents and subject to the terms of the Sales Agreement, to sell the shares offered by this prospectus supplement and the accompanying prospectus. Sales of the shares, if any, may be made by any means permitted by law and deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on the NYSE American, at market prices, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law. The price per share will be at prevailing market prices when we have an order to sell our shares in effect. An order to sell our shares may contain a minimum sales price as well as a maximum number of shares to be sold under the order.

The Managers will be entitled to compensation at a fixed commission rate of 5.0% of the gross sales price per share sold. We have also agreed to reimburse certain expenses of the Managers in connection with the Sales Agreement. The net proceeds to us that we receive from sales of our common stock will depend on the number of shares actually sold and the offering price for such shares. The actual proceeds to us will vary. In connection with the sale of shares of our common stock on our behalf, the Managers may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Managers may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Managers against certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act. See “Plan of Distribution” beginning on page S-12 for more information regarding the Managers’ compensation and expenses.

By means of this prospectus, we are offering $15,000,000 of common stock pursuant to General Instruction I.B.6 of Form S-3. As of September 18, 2018, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was approximately $51,674,836, which was calculated based on approximately 25,330,802 shares of outstanding common stock held by non-affiliates and on a price per share of $2.04, the closing price of our common stock as reported on the NYSE American on August 29, 2018. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period (or $17,052,696) so long as our public float remains below $75,000,000. As of September 17, 2018, pursuant to General Instruction I.B.6 of Form S-3 and during the 12-calendar months prior to and including the date of this prospectus, we have not sold any shares of our Common Stock in connection with this “at-the-market” financing facility. We have sold shares of our Common Stock which resulted in gross proceeds of approximately $3.2 million in connection with a former “at-the-market” financing facility. Accordingly, the maximum dollar amount of common stock that we can sell in this offering is $13,852,696.

Our shares of common stock trade on the NYSE American under the symbol “IGC.” On September 18, 2018, the last reported sale price of our common stock as reported on the NYSE American was $1.41 per share.

Investing in our common stock involves risks. Before investing in our common stock, you should carefully consider the risk factors described in “Risk Factors” in this prospectus supplement beginning on page S-8, in the accompanying prospectus and in other documents incorporated by reference, including our annual report on Form 10-K for the fiscal year ended March 31, 2018 filed with the Securities and Exchange Commission on June 21, 2018.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We urge you to carefully read this prospectus supplement and the accompanying prospectus which will describe the terms of the offering before you make your investment decision.

Benchmark                      VIEWTRADE SECURITIES INC.

The date of this prospectus supplement is September 24, 2018.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless otherwise stated or the context otherwise requires, references in this prospectus supplement or the accompanying prospectus to “IGC,” “we,” “our,” “us” or similar references are to India Globalization Capital, Inc. and its consolidated subsidiaries.

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and other matters relating to us. The second part is the accompanying prospectus, which gives more general information about the securities we may offer from time to time, some of which may not apply to this offering. This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement that we filed with the U.S. Securities and Exchange Commission (or the “SEC”) using the SEC’s shelf registration rules.

You should read both this prospectus supplement and the accompanying prospectus together with additional information described in this prospectus supplement in the section titled “Where You Can Find More Information.” If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

Any statement made in this prospectus supplement, in the accompanying prospectus or in any document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

The industry and market data and other statistical information contained in the documents we incorporate by reference in this prospectus are based on management’s own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

The information in this prospectus supplement is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus supplement or in the accompanying prospectus is accurate as of any date other than the date on the front of the applicable document, or that information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects or other important facts or circumstances may have changed since those dates.

In making your investment decision, you should rely only on the information contained in or incorporated by reference in this prospectus supplement and in the accompanying prospectus. Neither we nor the Managers have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the Managers are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. This prospectus supplement and accompanying prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. You should assume that the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or in any free writing prospectus that we may provide to you is accurate only as of the date of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary is provided solely for your convenience. It is not intended to be complete. You should carefully read this entire prospectus supplement, the accompanying prospectus and all the information included or incorporated by reference herein or therein carefully, especially the risks discussed in the section titled “Risk Factors” beginning on page S-XX of this prospectus supplement and the Risk Factors contained in the accompanying prospectus and the other documents incorporated by reference herein.

Business Overview

The Company’s main focus is to develop and commercialize cannabinoid based alternative therapies for indications such as Alzheimer’s disease, Parkinson’s disease, and pain. Our lead product is Hyalolex, which is not a U.S. Food and Drug Administration

(“FDA”) approved pharmaceutical product. It is a cannabinoid based alternative oral combination therapy whose active ingredients have been shown to help alleviate symptoms associated with Alzheimer’s disease. The Company has filed several patents for its pipeline of products including ones for the treatment of Alzheimer’s, Parkinson’s and Central Nervous System related disorders, pain, eating disorders, and seizures in cats and dogs. The commercialization of Hyalolextm is expected to commence in late 2018. In addition, since inception, the Company operates a legacy business that involves trading commodities and heavy equipment rental.

Business Strategy

Our immediate goal is to commercialize our lead product Hyalolextm. Simultaneously, we plan to conduct pre-clinical and clinical trials that enable the commercialization of Serosapse for symptoms associated with Parkinson’s and IGC-501 for indications of neuropathic pain. Our near-term goal is to commercialize all three products in 2019 and establish three separate brands centered around each of our products. We expect to support each of the products with blockchain technology that builds patient experience, educates, and delivers product origin assurance. We believe our products and positioning are unique, and our strategy will build substantial stake holder value.

Products: Alternative therapies (Complementary and Alternative Medicine, “CAM”)

We are focused on the development and commercialization of cannabinoid-based combination therapies. Cannabinoids are chemical compounds that exert a range of effects on the body, including impacting the immune response, gastrointestinal maintenance and motility, muscle functioning, and nervous system response and functioning. Phytocannabinoids are cannabinoids that occur naturally in the cannabis plant. Phytocannabinoids are abundant in the viscous resin produced by glandular structures called trichomes. There are over 480 different compounds in the cannabis plant. Many of them have been identified as cannabinoids. Of these, THC (delta-9-tetrahydrocannabinol) is the main psychoactive component in the plant with many therapeutic uses. The other broadly pursued non-psychoactive phytocannabinoid, CBD (Cannabidiol), is pleiotropic influencing many pathways in humans, dogs, and cats, and may be used to provide relief to a variety of symptoms including pain, seizures, and eating disorders. In medical applications, cannabinoids are extracted from the cannabis plant using a variety of well-established technologies, including using, among others, carbon dioxide, or CO2, butane and alcohol as solvents. The refined extracted material is isolated for specific active ingredients like THC and CBD, among others, and used in formulations as the primary or secondary active ingredient.

Our strategy is to use cannabinoids synergistically with other active ingredients that, in many cases, have been established to treat specific conditions. Through the synergies for our combination therapies we intend to decrease side effects, increase bio-availability, and enhance efficacy. This strategy in some cases leads to “new and improved” products, and in others it results in novel products with surprising results, as in the case of Hyalolextm.

We have filed eight provisional patents with the United States Patent and Trademark Office (“USPTO”), in the phytocannabinoid-based combination therapy space, for the indications of pain, medical refractory epilepsy, and cachexia. In addition, in May 2017, we acquired an exclusive license to a patent filed by the University of South Florida Research Foundation entitled “Cannabidiol and Synthetic Dronabinol for treatment of Alzheimer’s Disease.”

In addition to advanced formulations for Hyalolextm for Alzheimer’s, Serosapsetm for Parkinson’s, and IGC-501 for pain, we are working on two other products: (i) Natrinol which is a natural substitute for Marinol, or synthetic THC and is aimed at relieving nausea and vomiting and increasing appetite in patients with AIDS and cancer and (ii) Caesafin which uses combination therapy to alleviate seizures in dogs and cats. Neither of these product candidates are FDA approved and they are not considered to be pharmaceutical drugs. They fall in the category of complimentary alternative medicines, or CAMS.

We have developed and deployed a QR code-based system that allows patients to access a website with specific information on our alternative medicine products. Each QR code is specific to a state and displays information specific to that state. We are in the process of creating a mobile optimized version that will expand the product information available to patients to include location of dispensaries that carry our products, based on zip code, and in turn also allow us to gather information through surveys and obtain feedback from patients.

As the number of states in which the product is available increases, we expect to expand the backend to a blockchain that allows for inputs directly from growers, processors, and dispensaries. This information will collectively display product identification and product origination by providing the patient with information regarding the origin, chemicals, and processes used to manufacture the product. We expect to expand the QR code-based system in several phases in this and our next fiscal year.

Services: Legacy Infrastructure

Since our inception, we have participated in various aspects of the infrastructure industry. During the fiscal year ended March 31, 2018, we streamlined our legacy infrastructure business to infrastructure commodity trading and heavy equipment rental. We trade infrastructure commodities such as steel and iron ore, among others, and we rent heavy equipment. Our subsidiary, Techni Bharathi Private Ltd (“TBL”) in India is responsible for heavy equipment rental, and its subsidiary, IGC Enterprises Ltd. in Hong Kong, is responsible for infrastructure trading.

As part of the rental business, we supply equipment and operators to construction companies. This segment of our business is very small and limited to the city of Kochi in Kerala, India. As part of the trading business, we have four customers and no principal supplier. We are opportunistic and intend to buy from any of the South Asian countries. This segment of our business is highly competitive, and our differentiation is based primarily on price and industry knowledge of commodity requirements for infrastructure projects. Our strategy in fiscal 2019 for the legacy business is to maintain annual revenue of $3-$5 million and focus on growing margin by reducing the cost of money and by modest investments in heavy equipment.

The pricing for steel and iron ore are heavily influenced by tariffs and demand for infrastructure development. We do not hedge or take long term positions on commodities. We limit our exposure by contractually ensuring that every purchase has a vetted legitimate buyer and ensuring rapid closing of transactions. On a transaction basis, this business does not require special government approvals. We have the requisite business licenses that allow us to operate in this segment.

Patents, Development Pipeline and Licenses

The success of our products depends in large part on our ability to:

●	commercialize products, create brand awareness and adequately establish the production, procurement and supply chain;
●	obtain and maintain patent and other legal protections for the proprietary technology, inventions, and improvements we consider important to our business;
●	prosecute our patent applications and defend our issued patents;
●	preserve the confidentiality of our trade secrets; and
●	operate without infringing the patents and proprietary rights of third parties.

We intend to continue to seek appropriate patent protection for certain of our product candidates, drug delivery systems, molecular modifications, as well as other proprietary technologies and their uses by filing patent applications in the United States and selected other countries. We intend for these patent applications to cover, where possible, claims for medical uses, processes for preparation, processes for delivery and formulations.

Although, the Company believes the registration of patents is an important part of its business strategy and its success depends in part on such registration, the Company cannot guarantee that such patent filings will result in a successful registration with the USPTO. Please see Item 1A, Risk Factors, in our annual report for the year ended March 31, 2018, filed with the SEC on June 21, 2018, on Form 10-K.

The table below provides a status of the patent filings:

Formulation	Indication	Provisional Filing	PCT Filing	Subsequent Activity
IGC-501	Pain	9/16/14	9/16/15	US National Case Filed on 6/15/16
IGC-502	Seizures	1/25/15	1/14/16	US National Case Filed on 6/15/16
IGC-503	Seizures	4/1/15	3/25/16	PCT Application Published on 10/6/16
IGC-504	Eating Disorders	8/12/15	8/11/16	US and National Filing on 2/12/18
IGC-505	Seizures	6/15/16	6/15/16	US National Filing Anticipated on 12/15/18
IGC-506	Eating Disorders	2/28/17	2/27/18	US and National Filing Anticipated on 8/28/19
IGC-507 IGC-AD1	Alzheimer’s Disease	7/30/2015	Anticipated in 2018	US and National Filing Anticipated in 2018
IGC-508	CNS Disorders	3/29/2018	Anticipated in 2019	US and National Filing Anticipated in 2019

Technology and Intellectual Property

We file patents or provisional patent applications, copyright, trademark and trade secret laws of general applicability and enter into employee confidentiality and invention assignment agreements in addition to utilizing other intellectual property protection methods to safeguard our technology, research and development. We hold all rights to the patents that have been filed by us with the USPTO.

Competitive Advantage

We believe that there are three factors coalescing to create entrepreneurial opportunities in the cannaceutical industry. The first is deregulation of the industry. This is taking place in the U.S., Canada, Germany, and other parts of the world. We believe that during any major deregulation, it takes several years for market equilibrium to be achieved.  Most large companies do not react quickly and that creates entrepreneurial opportunities, including as a first mover. The second factor is that the plant has cannabinoids that work on several pathways, in humans and animals, and that these cannabinoids can potentially be used to treat many diseases and aliments. The third factor is a rising awareness and demand for natural products including natural complementary and alternative medicines.

Our competitive advantage with products such as Hyalolextm emerges from the following: a) first to market, b) proprietary data, c) patents and patent filings, d) deep understanding of synergies, e) several years of research, and f) a \ differentiated marketing strategy.  Apart from these competitive advantages specific to Hyalolextm, our management has experience and deep knowledge of deregulating industries; access to foreign markets where testing and clinical trials have less regulatory hurdles; access to intellectual property experts; access to a network of doctors and PhDs; knowledge of FDA trials, cannabinoid extraction techniques, and cannabinoid plant genetics.

Core Business Competencies

Our core competencies include the following:

•	A network of doctors, PhDs, and intellectual property legal experts that have a sophisticated understanding of drug discovery, research, FDA filings, intellectual protection and product formulation.
•	Knowledge of various cannabis strains, their phytocannabinoid profile, extraction methodology, and impact on various pathways.
•	Knowledge of cannabinoid-based combination therapies.

Corporate Information

Our principal executive offices are located at 4336 Montgomery Avenue, Bethesda, Maryland 20814, and our telephone number is +1 (301) 983-0998. Operationally, our U.S. East Coast based staff works primarily from either virtual offices or an executive office suite in Potomac, Maryland. We also maintain offices in the State of Washington for our West Coast based staff.

Our commodity trading, equipment rental and accounting headquarters are located in Kochi, Kerala, India, housing the majority of our India based staff, and we have employees in Delhi, Nagpur and Chennai, India.

We maintain corporate websites at http://www.igcinc.us, http://www.igcpharma.com and http://www.hyalolex.com. The contents of our websites and the downloadable files found there are not incorporated by reference into this prospectus supplement or the accompanying prospectus and should not be considered to be part of this prospectus supplement or the accompanying prospectus.

We have proprietary rights to a number of trademarks used in this prospectus which are important to our business, and have applied for trademarks. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and TM symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. All other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

For additional information about us, you should refer to the information described in “Where You Can Find More Information” in this prospectus supplement.

The following chart presents our current direct and indirect consolidated operating subsidiaries.

Our Scientific and Special Advisors include the following:

Dr. James A. Saunders is an expert in plant genomics, natural product plant biochemistry, gene transfer, extraction technologies, hybridization and DNA finger printing.

Dr. Chuanhai Cao conducted the research on Alzheimer’s cell lines and transgenic mice that led to the filing of the patent by the University of South Florida for the use of THC as a potential therapeutic agent for Alzheimer’s. He is an advisor to our Company in the areas of Alzheimer’s disease, Parkinson’s disease, clinical trials and neuroscience, among other areas.

Dr. Carrolee Barlow, MD, Ph.D. is a renowned expert in neuroscience and neurodegeneration. She is the Parkinson’s Institute and Clinical Center’s Chief Executive Officer. Dr. Barlow’s career has focused on clinical care, laboratory, and clinical research, academia and industry. She is the founder and former Chief Scientific Officer and Chief Medical Officer of BrainCells, Inc., a biotechnology company located in San Diego, California focused on the discovery and development of small molecules that stimulate adult hippocampal neurogenesis for the treatment of neurological and psychiatric disease using human neural stem cell technology.

Dr. Craig Cheifetz is an advisor to our Company broadly in the areas of clinical trials, biotechnology, neuroscience, immunology and microbiology, among other areas. He is the Regional Dean of Virginia Commonwealth University Medical Center Inova Fairfax Campus and the Medical Director of Inova VIP 360.

Dr. Carolina Gutierrez de Piñeres is an advisor to our Company and has over 12 years of experience in scientific research of psychological processes in normal and pathological conditions, including Alzheimer’s disease, Parkinson’s disease or other dementias and neurocognitive disorders.

Jack Lynch conceptualizes and helps implement our patent filings and the overall intellectual property strategy for our Company. He has over 50 years’ experience in practice before the U.S. District and Appellate courts and the U.S. Patent and Trademark Office.

Recent Developments

We recently launched a website for Hyalolextm, our flagship formulation (supplement) for treating many of the symptoms associated with Alzheimer’s disease and articulated our plans to license the technology for Hyalolextm to processors and distributors in North America.

The Offering

Common stock offered	Shares of common stock, par value $0.0001 per share, having an aggregate offering price of up to $15,000,000.

Common stock to be outstanding immediately after this offering (1)

Up to 41,676,771 shares, assuming the sale of up to 10,638,298 shares hereunder at a price of $1.41 per share, the closing price per share on the NYSE American on September 18, 2018, for aggregate gross proceeds of $15,000,000. Actual shares issued will vary depending on the sales prices under this offering.

Manner of offering

“At-the-market” offering that may be made from time to time through The Benchmark Company, LLC and ViewTrade Securities, Inc., our sales agents, on a commercially reasonable efforts basis. See “Plan of Distribution” on page S-12.

Use of proceeds

We currently intend to use the estimated net proceeds from the sale of our shares in this offering to finance marketing and brand awareness campaigns; finance the costs of filing patents; repay outstanding indebtedness; run pre-clinical and clinical trials on our phytocannabinoid-based therapies; develop and test products based on our patent pending formulations; fund potential acquisitions of, investments in and joint ventures with, complementary (including competitive) businesses, products and technologies (although we currently have no commitments or agreements with any third parties in that regard); and for working capital purposes.  See “Use of Proceeds” on page S-10.

NYSE American trading symbol	IGC

Risk factors

An investment in our common stock involves significant risks. Before making an investment in our common stock, you should carefully review the “Risk Factors” section below, and the risk factors stated in the accompanying prospectus, as well as the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

(1)     The number of shares of common stock to be outstanding immediately after this offering is based on 31,038,473 issued and outstanding as of June 30, 2018. This number excludes the following: (i) approximately 1,407,228 shares of common stock issued by us to our employees, directors and vendors from July 1, 2018 to September 18, 2018; (ii) approximately 1,195,435 shares of our common stock issuable upon the exercise of the public warrants and units that have an exercise price of $50.00 a warrant, (iii) approximately 960,000 shares of our common stock reserved for issuance upon exercise of the outstanding stock options at an average exercise price of $0.34 per share; and (iv) 869,565 shares of common stock that are pending issuance pursuant to a private placement announced on Form 8-K on September 12, 2018.

RISK FACTORS

You should carefully consider the risk factors described in the accompanying prospectus and in our Annual Report on Form 10-K for the fiscal year ended March 31, 2018, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, as well as the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, and the risk factors set forth below before deciding to invest in shares of our common stock. Such risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The occurrence of any of the events or actions described in these risk factors may have a material adverse effect on our business or financial performance.

Risks Related to this Offering

Future sales of common stock by us could cause our stock price to decline and dilute your ownership percentage in our Company.

There are currently 11,656,668 outstanding public warrants to purchase 1,165,667 shares of our common stock at an exercise price of $50.00 per share, expiring on March 6, 2019. In addition, there are a residual 99,227 outstanding units that can be converted to 9,923 shares of common stock and 198,454 public warrants that can be used to purchase of 19,845 shares of our common stock at an exercise price of $50.00 per share, also expiring on March 6, 2019. If exercised, the units may be converted into approximately 29,768 shares of common stock. We have approximately 960,000 stock options to purchase shares of our common stock, at an average price of $0.34 per share, of which 470,000 options expire in 2023 and 490,000 expire in 2022. In addition, we expect to issue 869,565 shares of restricted stock for gross proceeds of $1 million as set forth in our Current Report on Form 8-K filed with the SEC on September 12, 2018. We are not restricted from issuing additional shares of our common stock or preferred stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or preferred stock or any substantially similar securities. The market price of our common stock could decline as a result of sales of a large number of shares of our common stock by us in the market or the perception that such sales could occur. If we raise funds or make acquisitions by issuing additional securities in the future or the outstanding warrants or stock options to purchase our common stock are exercised, the newly-issued shares will also dilute your ownership percentage in our company.

The market price for our common stock after this offering may be lower than the offering price, and our stock price may be volatile.

The trading volume in our common stock may fluctuate and cause significant price variations to occur. Fluctuations in our stock price may not be correlated in a predictable way to our performance or operating results. Our stock price may fluctuate as a result of a number of events and factors such as those described elsewhere in this “Risk Factors” section, events described in this prospectus supplement and the accompanying prospectus, and other factors that are beyond our control. In addition, the stock market, in general, has historically experienced significant price and volume fluctuations. Our common stock has also been volatile, with our 52-week price range being at a low of $0.31 and a high of $2.05 per share. These fluctuations are often unrelated to the operating performance of particular companies. These broad market fluctuations may cause declines in the market price of our common stock.

Our management team will have broad discretion over the use of the net proceeds from this offering.

Our management will use their discretion to direct the net proceeds from this offering. We intend to use a significant portion of the net proceeds for working capital, acquisitions, repayment of indebtedness and other general corporate purposes. Working capital purposes may include capital expenditures, and payment of payables in the ordinary course of our business and prior practices. Our management’s judgments may not result in positive returns on your investment and you will not have an opportunity to evaluate the economic, financial or other information upon which our management bases its decisions.

We do not intend to pay dividends on our common stock.  Consequently, your ability to achieve a return on your investment will depend on the appreciation in the price of our common stock.

We have never declared or paid any cash dividend on our common stock.  We currently anticipate that we will retain future earnings, if any, for the development, operation and expansion of our business, and we do not anticipate declaring or paying any cash dividends on our common stock for the foreseeable future.  Consequently, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.  There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

You may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 10,638,298 shares of our common stock are sold during the term of the Sales Agreement with the Managers at a price of $1.41 per share, the closing price of our common stock on the NYSE American on September 18, 2018, for aggregate gross proceeds of $15,000,000, after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate increase of $0.28 per share, representing the difference between our as adjusted pro forma net tangible book value per share as of June 30, 2018 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants may result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

Risks Related to Our Growth and Expansion Strategy

Our Company is in a very new and highly regulated industry. Significant and unforeseen changes in policy may have material impacts on our business.

Continued development in the phytocannabinoids industry is dependent upon continued state legislative authorization of cannabis as well as legislation and regulatory policy at the federal level. The federal Controlled Substances Act currently makes cannabis use and possession illegal on a national level. While there may be ample public support for legislative authorization, numerous factors impact the legislative process. Any one of these factors could slow or halt use and handling of cannabis in the United States or in other jurisdictions, which would negatively impact our development of phytocannabinoid-based therapies and our ability to test and productize these therapies.

Many U.S. state laws are in conflict with the federal Controlled Substances Act. While we do not intend to harvest, distribute or sell cannabis in the United States, it is unclear whether regulatory authorities in the United States would object to the registration or public offering of securities in the United States by our Company, to the status of our Company as a reporting company, or even to investors investing in our Company if we engage in legal cannabis production and supply pursuant to the laws and authorization of the jurisdiction where the activity takes place. In addition, the status of cannabis under the Controlled Substances Act may have an adverse effect on federal agency approval of pharmaceutical use of phytocannabinoid products. Any such objection or interference could delay indefinitely or increase substantially the costs to access the equity capital markets, test our therapies, or create products from these phytocannabinoid based therapies.

The nature of our products, customer base and sales channels cause us to lack visibility regarding future demand for our products, which makes it difficult for us to predict our revenues or operating results.

It is important to the success of our business that we have the ability to accurately predict the future demand for our products. However, several factors contribute to a lack of visibility with respect to future orders, including:

●	the lengthy and unpredictable sales cycle for our products that can extend from six to 24 months or longer;
●	the project-driven nature of our customers’ requirements;
●	the uncertainty of the extent and timing of market acceptance of our new products;
●	the requirement to obtain industry certifications or regulatory approval for some products; and
●	the diversity of our product lines and geographic scope of our product distribution.

This lack of visibility impacts our ability to forecast inventory requirements. An overestimate of our customers’ future requirements for products may lead to excess inventory, which would increase costs and potentially require us to write-off inventory that becomes obsolete. If we underestimate our customers’ future requirements, we may have inadequate inventory, which could interrupt and delay delivery of our products to our customers and could cause our revenues to decline. If any of these events occur, they could negatively impact our revenues, which could prevent us from achieving or sustaining profitability.

FORWARD-LOOKING STATEMENTS AND IMPORTANT FACTORS

This prospectus supplement, the accompanying prospectus, and the documents incorporated herein or therein by reference contain “forward-looking statements” within the meaning of Section 27A and Section 21E of the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included or incorporated in this prospectus and any prospectus supplement regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated by these forward-looking statements. These important factors include the factors that we identify in the documents we incorporate by reference in this prospectus, as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. See “Risk Factors.” You should read these factors and other cautionary statements made in this prospectus, and any accompanying prospectus supplement, and in the documents we incorporate by reference, as being applicable to all related forward-looking statements wherever they appear in the prospectus and any accompanying prospectus supplement, and in the documents incorporated by reference. We do not assume any obligation to update any forward-looking statements made by us, except to the extent required by U.S. federal securities laws.

Forward-looking statements are based upon, among other things, our assumptions with respect to:

●	our ability to successfully register patents, create and market new products and services, including leasing products in India, and achieving customer acceptance in the industries we serve;
●	our ability to accurately predict the future demand for our products and services;
●	competition in using phytocannabinoids for pharmaceutical and nutraceutical therapies;
●	federal and state legislation and administrative policy regulating phytocannabinoids;
●	our ability (based in part on regulatory concerns) to build and or lease facilities for vertical farming that can eventually be used by us to produce pharmaceutical grade phytocannabinoids;
●	our ability to obtain and protect patents for the use of phytocannabinoids;
●	our ability to enter into new licenses and contracts, and perform them successfully;
●	current and future economic and political conditions in North America, Hong Kong and India; and
●	other assumptions described in this prospectus supplement underlying or relating to any forward-looking statements.

You should consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of predictions contained in such forward-looking statements. As noted above, these forward-looking statements speak only as of the date when they are made. Moreover, in the future, we may make forward-looking statements through our senior management that involve the risk factors and other matters described in our most recent Annual Report on Form 10-K and in this prospectus supplement, as well as other risk factors subsequently identified, including, among others, those identified in our filings with the SEC in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.

USE OF PROCEEDS

We currently intend to use the estimated net proceeds from the sale of our shares in this offering to fund our working capital and capital expenditure requirements over the next 12 to 36 months. In particular, we plan to utilize the net proceeds to:

●	cover working capital needs, including paying continuing product development expenses, employees’ and officers’ salaries and ongoing public reporting costs;
●	finance marketing and brand awareness campaigns in North America and other countries;
●	finance the costs of filing patents;
●	repay outstanding indebtedness;
●	run pre-clinical and clinical trials on our phytocannabinoid-based therapies;
●	develop and test products based on our patent pending formulations; and
●

fund potential acquisitions of, investments in and joint ventures with, complementary (including competitive) businesses, products and technologies; however, we currently have no commitments or agreements with respect to any such acquisitions, investments or joint ventures.

In the event we raise substantially less than the maximum proceeds, we will expend the proceeds generally in the order set forth above, except that general working capital expenses will be consistent over time.

There is no guarantee that we will sell the shares covered by this prospectus supplement and, in the event that we do, there is no guarantee as to the total number of shares that we will sell, nor is there any guarantee as to the amount of net proceeds of this offering to be applied to any one particular proposed use as described above. Our management will have significant discretion and flexibility in applying the net proceeds from the sale of these shares. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities. If the maximum number of shares are sold in this offering, we estimate that the net proceeds from the sale of shares of our common stock in this offering will be approximately $14.2 million.

DILUTION

If you purchase our common stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock after this offering. We calculate net tangible book value per share by dividing our net tangible assets (tangible assets less total liabilities) by the number of shares of our common stock issued and outstanding as of June 30, 2018.

Our net tangible book value at June 30, 2018 was approximately $7,444,412, or about $0.24 per share, based on approximately 31,038,473 shares of our common stock outstanding as of June 30, 2018.  After giving effect to the sale of our common stock during the term of the Sales Agreement with the Managers in the aggregate amount of $15,000,000 at an assumed offering price of $1.41 per share, the last reported sale price of our common stock on the NYSE American on September 18, 2018, and after deducting commissions and estimated aggregate offering expenses payable by us, our pro forma as adjusted net tangible book value as of June 30, 2018, would have been approximately $21,679,412, or $0.52 per share of common stock. This represents an immediate increase in the net tangible book value of $14,235,000 or $0.28 per share to our existing stockholders, and an immediate dilution in net tangible book value of $0.89 per share to new investors. The following table illustrates this per share dilution:

Assumed public offering price per share		$1.41
Net tangible book value per share as of June 30, 2018	$0.24
Increase in net tangible book value per share attributable to this offering	$0.28

Pro forma as adjusted net tangible book value per share as of June 30, 2018, after giving effect to this offering		$0.52

Dilution per share to new investors purchasing shares in this offering		$0.89

The table above assumes for illustrative purposes that an aggregate of 10,638,298 shares of our common stock are sold during the term of the Sales Agreement at a price of $1.41 per share, the last reported sale price of our common stock on the NYSE American on September 18, 2018, for aggregate gross proceeds of $15,000,000. The shares pursuant to the Sales Agreement are being sold from time to time at various prices. An increase of $0.10 per share in the price at which the shares are sold from the assumed offering price of $1.51 per share shown in the table above, assuming all of our common stock in the aggregate amount of $15,000,000 during the term of the Sales Agreement is sold at that price, would increase our pro forma as adjusted net tangible book value per share after the offering to $0.53 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $0.98 per share, after deducting commissions and estimated aggregate offering expenses payable by us.  A decrease of $0.10 per share in the price at which the shares are sold from the assumed offering price of $1.31 per share shown in the table above, assuming all of our common stock in the aggregate amount of $15,000,000 during the term of the Sales Agreement is sold at that price, would decrease our pro forma as adjusted net tangible book value per share after the offering to $0.51 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $0.80 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

The above discussion and table are based on 31,038,473 shares of our common stock issued and outstanding as of June 30, 2018.

The above discussion and table exclude the following: (i) approximately 1,407,228 shares of common stock issued by us to our employees, directors and vendors from July 1, 2018 to September 18, 2018; (ii) approximately 1,195,435 shares of our common stock issuable upon the exercise of the public warrants and units that have an exercise price of $50.00 a warrant, (iii) approximately 960,000 shares of our common stock reserved for issuance upon exercise of the outstanding stock options; and (iv) 869,565 shares of common stock that are pending issuance for gross proceeds of $1 million as set forth in our Current Report on Form 8-K filed with the SEC on September 12, 2018.

MARKET FOR COMMON STOCK

Our shares of common stock trade on the NYSE American under the symbol “IGC” (CUSIP number 45408X308). Our shares of common stock are also available for trading on the Borse Frankfurt, Borse Berlin and Borse Stuttgart (XETRA2) exchanges in Germany. Our public warrants and units are currently quoted on a marketplace operated by the OTC Markets Group Inc.

The following table sets forth, for the calendar quarter indicated, the quarterly high and low bid information of our common stock, as reported on the NYSE American. The quotations listed below reflect inter dealer prices, without retail markup, markdown or commission, and may not necessarily represent actual transactions.

Fiscal Year and Quarter Ended	Common Stock
Fiscal 2017	High	Low
June 30, 2016	0.56	0.30
September 30, 2016	0.61	0.35
December 31, 2016	0.49	0.19
March 31, 2017	0.52	0.24
Fiscal 2018
June 30, 2017	0.70	0.33
September 30, 2017	0.46	0.31
December 31, 2017	1.63	0.36
March 31, 2018	1.29	0.53
Fiscal 2019
June 30, 2018	0.68	0.49
Through September 18, 2018	2.05	0.36

On September 18, 2018, the last reported sale price of our common stock, as reported on the NYSE American, was $1.41 per share.

PLAN OF DISTRIBUTION

We have entered into an At-the-Market Offering Agreement with The Benchmark Company, LLC and ViewTrade Securities, Inc., under which we may issue and sell from time to time shares of our common stock having an aggregate offering price of up to $15,000,000 through the Managers. The Managers may sell the common stock by any method that is deemed to be an “at-the-market” equity offering as defined in Rule 415 under the Securities Act, including sales made directly on or through the NYSE American or any other existing trading market for the common stock in the U.S. or to or through a market maker. The Managers may also sell the common stock in privately negotiated transactions, subject to our prior approval. The price per share will be at prevailing market prices. As agents, the Managers will not engage in any transactions that stabilize our common stock.

The Managers will offer shares of our common stock as and when requested by us, provided that the terms and conditions in the Sales Agreement have been satisfied. We will designate the maximum amount of common stock to be sold through the Managers or otherwise determine such maximum amount together with the Managers. Subject to the terms and conditions of the Sales Agreement, the Managers will use their commercially reasonable efforts to sell on our behalf all the designated shares of our common stock. We may instruct the Managers not to sell shares of our common stock if the sales cannot be affected at or above the price designated by us in any such instruction. We or the Managers may suspend the offering of our common stock under the Sales Agreement at any time by notifying each other.

The Managers will receive from us a commission equal to 5.0% of the gross sales price per share for any shares sold through them as our sales agent under the Sales Agreement unless the parties agree otherwise. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such shares. We have agreed to reimburse the Managers for certain of their expenses incurred in connection with acting as sales agents in certain circumstances, including the fees and expenses of its counsel of up to $16,500.

The Managers will provide written confirmation to us following the close of trading on the NYSE American each day in which shares of common stock are sold by it for us under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the gross sales price per share and the net proceeds to us.

Settlement for sales of shares of our common stock will occur, unless the parties agree otherwise, on the second business day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will report in a prospectus supplement and/or our SEC filings under the Exchange Act at least quarterly the number of shares of our common stock sold through the Managers under the Sales Agreement, the net proceeds to us and the compensation paid by us to the Managers in connection with such sales of our common stock.

In connection with the sale of common stock on our behalf, the Managers may each be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Managers may be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to the Managers against certain civil liabilities, including liabilities under the Securities Act.

In the ordinary course of their business, the Managers and/or their affiliates may in the future perform investment banking, broker-dealer, financial advisory or other services for us, for which they may receive separate fees. The principal business address of The Benchmark Company LLC is 150 East 58th Street, 17th Floor, New York, NY 10155. The principal business address of ViewTrade Securities, Inc. is 7280 W Palmetto Park Rd. #310, Boca Raton, FL 33433.

The offering of shares of our common stock pursuant to the Sales Agreement will terminate upon the earliest of (i) the sale of the maximum dollar amount of shares of common stock subject to the Sales Agreement, and (ii) the termination of the Sales Agreement by us or the Managers.

To the extent required by Regulation M, the Managers will not engage in any market making activities involving our shares while the offering is ongoing under this prospectus supplement.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed with the SEC and is incorporated by reference into the registration statement of which this prospectus is a part. See “Where You Can Find More Information” below.

LEGAL MATTERS

Olshan Frome Wolosky LLP, New York, New York, will pass upon the validity of the issuance of the shares of common stock offered by this prospectus supplement as our counsel.

EXPERTS

The consolidated financial statements of India Globalization Capital, Inc. included in our Annual Reports on Form 10-K for the fiscal years ended March 31, 2018 and 2017, have been audited by our independent registered public accountants Manohar Chowdhry & Associates and AJSH & Co, respectively, as set forth in their reports thereon, included therein, and incorporated herein by reference in this prospectus and elsewhere in the registration statement. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. In addition, we have filed with the SEC a Registration Statement on Form S-3, of which this prospectus is a part, under the Securities Act with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement or the exhibits, which are a part of the registration statement. You may read and copy the registration statement and any document we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.  Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.

This prospectus supplement constitutes a part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act.  This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC.  For further information about us and our securities we refer you to the registration statement and the accompanying exhibits and schedules.  The registration statement may be inspected at the Public Reference Room maintained by the SEC at the address set forth above.  Statements contained in this prospectus supplement regarding the contents of any contract or any other document filed as an exhibit are not necessarily complete.  In each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are “incorporating by reference” information into this prospectus supplement. This means that we are disclosing important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede the information contained in documents filed earlier with the SEC or contained in this prospectus supplement. We incorporate by reference in this prospectus supplement the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the initial filing of this prospectus supplement and prior to the time that we sell all of the securities offered by this prospectus supplement and the accompanying prospectus (except in each case the information contained in such documents to the extent “furnished” and not “filed”):

●	Our Annual Report on Form 10-K for the fiscal year ended March 31, 2018 filed with the SEC on June 21, 2018;
●	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 filed with the SEC on August 3, 2018;
●

Our Current Reports on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed), filed with the SEC on April 12, 2018, May 4, 2018, May 15, 2018, August 7, 2018, and September 12, 2018;

●	Our definitive proxy statement on Schedule 14A filed with the SEC on July 6, 2018; and
●

The description of our common stock contained in our Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on March 7, 2006, and any amendments or reports filed for the purpose of updating the description.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement, but not delivered with this prospectus supplement. Copies of the above documents (other than exhibits to such documents unless those exhibits have been specifically incorporated by reference in this prospectus supplement) may be obtained upon written or oral request, without charge to you, by contacting India Globalization Capital, Inc., Attn: Corporate Secretary, 4336 Montgomery Avenue, Bethesda, Maryland 20814, telephone: +1 (301) 983-0998.

$15,000,000

Common Stock

_____________________________________

PROSPECTUS

_____________________________________

Benchmark                      VIEWTRADE SECURITIES INC.

Through and including __________, 2018 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PROSPECTUS

$30,000,000

Common Stock

Warrants

Units

Rights

_________________________________

This prospectus relates to common stock, warrants, units and rights that we may sell from time to time in one or more offerings up to a total dollar amount of $30,000,000 on terms to be determined at the time of sale. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

Our common stock is listed for trading on the NYSE American under the symbol IGC.  The closing price for our common stock on May 8, 2018, as reported by the NYSE American, was $0.62 per share. By means of this prospectus, we are offering $30,000,000 of securities pursuant to General Instruction I.B.6 of Form S-3.  As of April 26, 2018, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was about $1,686,199, which was calculated based on approximately 26,907,240 shares of outstanding common stock held by non-affiliates and on a price per share of $0.58, the closing price of our common stock on April 26, 2018. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have offered approximately $4,124,440 of securities pursuant to General Instruction I.B.6 of Form S-3 during the 12-calendar months prior to and including the date of this prospectus.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods.  See “Plan of Distribution” in this prospectus.  We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement.  If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement.  The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_________________________________

The date of this prospectus is May 9, 2018

Important Notice about the Information Presented in this Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. For further information, see the section of this prospectus entitled “Where You Can Find More Information.” We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information appearing in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or the applicable prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of common stock.  Our business, financial condition, results of operations and prospects may have changed since such dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process.  Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $30,000,000.  This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the securities being offered and the terms of that offering.  The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” carefully before making an investment decision.

ABOUT IGC

Business Overview

India Globalization Capital, Inc. (“IGC” or the “Company”) was incorporated in April 2005 under the laws of the state of Maryland, and through its subsidiaries in the USA, India, Hong Kong and Malaysia, is engaged in two major business segments. The first is a legacy infrastructure business consisting of heavy equipment rental, trading, and real estate management. The second is the development of cannabis-based combination therapies with a pipeline of products, including lead candidate Hyalolex, designed to improve the lives of patients battling Alzheimer’s disease, Parkinson’s disease, chronic pain, post-traumatic stress disorder, and eating disorders.

Business Strategy

Our short-term goal is to license Hyalolex, a CAM-based therapy for Alzheimer’s and other Central Nervous System diseases/disorders (CNS), for sale in select states in the U.S, as well as Canada, and Germany. Our medium-term goal is to create a distribution for our products and introduce several products, backed by technological innovations, into the network. Our long-term goal is to be the premier trusted brand in the industry.

Products

Cannabinoids are chemical compounds that exert a range of effects on the body, including impacting the immune response, gastrointestinal maintenance and motility, muscle functioning, and nervous system response and functioning. Phytocannabinoids are cannabinoids that occur naturally in the cannabis plant, they are abundant in the viscous resin produced by glandular structures called trichomes. There are over 480 different compounds in the cannabis plant.  Many of them have been identified as cannabinoids. Of these THC (delta-9-tetrahydrocannabinol) is the main psychoactive component (“high”) in the plant with many therapeutic uses.  The other broadly pursued non-psychoactive phytocannabinoid, CBD (Cannabidiol), is pleiotropic influencing many pathways in humans, dogs, and cats and may be used to provide relief to a variety of symptoms including pain, seizures, and eating disorders.

The Company is focused on four products that it is preparing to market and for pre-clinical trials: (i) Hyalolex our flagship product, is aimed at reducing the buildup of plaques, tangles, and relieve several other symptoms such as anxiety, sleep disorder, and agitation in patients diagnosed with Alzheimer’s disease.  (ii) Serosapse addresses several end points in Parkinson’s disease including Rapid Eye Movement (REM) sleep disorder, incontinence, anxiety, and dyskinesia. (iii) Natrinol is a natural substitute for Marinol, or synthetic THC. This product is aimed at relieving nausea, vomiting and increasing appetite in patients with AIDS and Cancer.  (iv) Caesafin uses combination therapy to alleviate seizures in dogs and cats.  We have no revenue from these products.

Services

The Company trades commodities, provides real estate management, and rents heavy equipment.  The heavy equipment rental business is based in India.  The commodity trading business is based in India and Hong Kong.  The real estate management business is based in Malaysia.  This business is our main source of revenue.  In each case we have less than 1% of the market.

Patents, Development Pipeline and Licenses

Patents. Although we believe the registration of patents is an important part of our business strategy and our success depends in part on such registration, we cannot guarantee that patent filings will result in a successful registration with the USPTO. Please see “Risk Factors.”

We have filed seven provisional patents with the United States Patent and Trademark Office (“USPTO”) in the phytocannabinoid-based combination therapy space for the indications of pain, medical refractory epilepsy and cachexia. In addition, in May 2017, we acquired an exclusive license to a patent filed by the University of South Florida Research Foundation entitled “THC as a Potential Therapeutic Agent for Alzheimer’s Disease.” The table below provides a status of the patent filings:

Case #	Indication	Provisional Filing	PCT Filing	Subsequent Activity
1	Pain (IGC-501)	9/16/14	9/16/15	US National Case Filed on 6/15/16
2	Seizures (IGC-502)	1/25/15	1/14/16	US National Case Filed on 6/15/16
3	Seizures (IGC-503)	4/1/15	3/25/16	PCT Application Published on 10/6/16
4	Eating Disorders (IGC-504)	8/12/15	8/11/16	US and National Filing on 2/12/18
5	Seizures (IGC-505)	6/15/16	6/15/16	US National Filing Anticipated on 12/15/18
6	Eating Disorders (IGC-506)	2/28/17	2/27/18	US and National Filing Anticipated on 8/28/19
7	Alzheimer’s (IGC-AD1)	7/30/2015	Anticipated in 2018	US and National Filing Anticipated in 2018
8	CNS Disorders (IGC-510)	3/29/2018	Anticipated in 2019	US and National Filing Anticipated in 2019

This document contains statements and claims that are not approved by the FDA.  The statements and claims are in compliance with state laws, specifically in states where medical cannabis is approved and Alzheimer's and other diseases are approved condition for treatment with cannabis.

For more in-depth information regarding our industry, products, services and corporate history, please refer to the Company’s Annual Report on Form 10-K filed with the SEC on July 14, 2017.

Core Business Competencies and Competitive Advantages

Our core competencies include the following:

●     an understanding of Alzheimer’s, its symptoms, and its interaction with cannabinoid-based combination therapies.

●     a network of doctors, Ph.Ds. and intellectual property legal experts that have a sophisticated understanding of drug discovery, research, FDA filings, intellectual protection and product formulation;

●     knowledge of various cannabis strains, their phytocannabinoid profile, extraction methodology and impact on various clinical pathways;

●     knowledge of the legal status of cannabis in various countries, access to medical writers and clinical trial organizations in foreign countries, universities and research centers in Malaysia, India, Puerto Rico, Colombia and Israel; and

●     knowledge of the equipment rental business in Kerala, India, commodity trading.

With these core competencies, our competitive advantage is based on our experience and deep knowledge of deregulating industries, access to foreign markets where testing has less regulatory hurdles, experienced management and access to intellectual property experts, access to a network of doctors and Ph.Ds., knowledge of FDA trials, extraction techniques and plant strains, and a strategy that is well differentiated.

Recent Developments

On April 11, 2018, the Audit Committee of our Board of Directors approved the appointment of Manohar Chowdhry & Associates (“MCA”) as our new independent registered public accounting firm for the fiscal years ended March 31, 2018 and March 31, 2019.

In March 2018, we partnered with DaMa Pharmaceutical in Puerto Rico to start the manufacturing, marketing and distribution of Hyalolex in Puerto Rico. We are aiming to launch Hyalolex in other select medical dispensaries in medical cannabis states in the U.S. during 2018.

The Company held its most recent Annual Meeting of Stockholders on November 8, 2017, and presented the stockholders with six proposals on which to vote.  The stockholders voted to approve five of the six proposals.  The vote on Proposal (3), the only item not approved, was adjourned to April 30, 2018.  Proposal (3) sought stockholder approval for the issuance of up to an additional 2,000,000 shares of the Company’s common stock to Bricoleur Partners, L.P. pursuant to a prior financing arrangement.

Since this item was not approved by those stockholders of record on April 30, 2018, the Company may choose to (i) resubmit the proposal to the Company’s stockholders at its regular 2018 Annual Meeting of Stockholders, with potentially fewer shares to be issued and approved, and/or (ii) enter into negotiations with Bricoleur Partners, L.P. to explore alternative arrangements including a discount, providing for principal and interest repayments in the form of cash or in non-convertible promissory notes. No assurance can be given that such negotiations will result in an amended arrangement or that such arrangement will be on economic terms.

Corporate Information

Our principal executive office in the United States is located at 4336 Montgomery Avenue, Bethesda, Maryland 20814, and we have facilities in Washington State. We have an office in Kochi, Kerala, India. We maintain a website at http://www.igcinc.us and our telephone number is +1 (301) 983-0998. Our operational subsidiaries are located in India, Hong Kong and Malaysia. The information contained on our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus, and you should not consider it a part of this prospectus supplement or the accompanying prospectus.

For additional information about us, you should refer to the information described in “Where You Can Find More Information” in this prospectus supplement.

Along with Dr. James A. Saunders, an expert in plant genomics, natural product plant biochemistry, gene transfer, extraction technologies, hybridization and DNA finger printing, among other areas, who joined our company in 2015 as a senior advisor, we have strengthened our team by adding five more advisors who are focused on developing medical and medicinal treatments with innovative therapies and expanding our specialty pharmaceutical IP initiatives. Our advisory board meets periodically with our board of directors and management to discuss these matters. Members of our advisory board are granted stock options on a per-agreement basis and reimbursed by us for out-of-pocket expenses incurred in serving on our advisory board. To our knowledge, none of our advisory board members has any conflict of interest between their obligations to us and their obligations to others.

Our scientific advisory board currently includes:

Jack Lynch, responsible for all patent filings and the overall intellectual property strategy for our company, has over 50 years’ experience in practice before the U.S. District and Appellate courts and the U.S. Patent and Trademark Office.

Dr. Chuanhai Cao is an advisor to our company in the areas of Alzheimer’s disease, Parkinson’s disease, clinical trials and neuroscience, among other areas. He conducted the research on transgenic mice that led to the filing of the patent by the University of South Florida for the use of THC as a potential therapeutic agent for Alzheimer’s.

Dr. Craig Cheifetz is an advisor to our company broadly in the areas of clinical trials, biotechnology, neuroscience, immunology and microbiology, among other areas.

Dr. Carolina Gutierrez de Piñeres is an advisor to our company with over 12 years of experience in scientific research of psychological processes in normal and pathological conditions, including Alzheimer’s disease, Parkinson’s disease or other dementias and neurocognitive disorders.

Dr. Carolee Barlow is a renowned expert and an advisor to our company in neuroscience and neurodegeneration. She is the Parkinson’s Institute and Clinical Center’s Chief Executive Officer (CEO) and will guide IGC to find solutions and treatments for Parkinson’s disease in the same way she has done with other diseases.

RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to the following risk factors, you should carefully consider the risks, uncertainties and assumptions discussed in Item 1A. of our annual report on Form 10-K for the fiscal year ended March 31, 2017, and in other documents that we subsequently file with the SEC that update, supplement or supersede such information, which documents are incorporated by reference into this prospectus.  See “Where You Can Find More Information.”  Additional risks not presently known to us or which we consider immaterial based on information currently available to us may also materially adversely affect us.  If any of the events anticipated by the risks described occur, our results of operations and financial condition could be adversely affected, which could result in a decline in the market price of our common stock, causing you to lose all or part of your investment.

Risks Related to Our Business and Expansion Strategy

Our company is in a very new and highly regulated industry. Significant and unforeseen changes in policy may have material impacts on our business.

Continued development in the phytocannabinoids industry is dependent upon continued state legislative authorization of cannabis as well as legislation and regulatory policy at the federal level. The federal Controlled Substances Act currently makes cannabis use and possession illegal on a national level. While there may be ample public support for legislative authorization, numerous factors impact the legislative process. Any one of these factors could slow or halt use and handling of cannabis in the United States or in other jurisdictions, which would negatively impact our development of phytocannabinoid-based therapies and our ability to test and productize these therapies.

Many U.S. state laws are in conflict with the federal Controlled Substances Act. While we do not intend to harvest, distribute or sell cannabis in the United States, it is unclear whether regulatory authorities in the United States would object to the registration or public offering of securities in the United States by our company, to the status of our company as a reporting company, or even to investors investing in our company if we engage in legal cannabis production and supply pursuant to the laws and authorization of the jurisdiction where the activity takes place. In addition, the status of cannabis under the Controlled Substances Act may have an adverse effect on federal agency approval of pharmaceutical use of phytocannabinoid products. Any such objection or interference could delay indefinitely or increase substantially the costs to access the equity capital markets, test our therapies, or create products from these phytocannabinoid based therapies.

The nature of our products, customer base and sales channels cause us to lack visibility regarding future demand for our products, which makes it difficult for us to predict our revenues or operating results.

It is important to the success of our business that we have the ability to accurately predict the future demand for our products. However, several factors contribute to a lack of visibility with respect to future orders, including:

●          the lengthy and unpredictable sales cycle for our products that can extend from six to 24 months or longer;

●          the project-driven nature of our customers’ requirements;

●          the uncertainty of the extent and timing of market acceptance of our new products;

●          the requirement to obtain industry certifications or regulatory approval for some products; and

●          the diversity of our product lines and geographic scope of our product distribution.

This lack of visibility impacts our ability to forecast inventory requirements. An overestimate of our customers’ future requirements for products may lead to excess inventory, which would increase costs and potentially require us to write-off inventory that becomes obsolete. If we underestimate our customers’ future requirements, we may have inadequate inventory, which could interrupt and delay delivery of our products to our customers and could cause our revenues to decline. If any of these events occur, they could negatively impact our revenues, which could prevent us from achieving or sustaining profitability.

We may be unable to continue to scale our operations, make acquisitions or continue as a going concern if we do not successfully raise additional capital.

If we are unable to successfully raise the capital we need we may need to reduce the scope of our businesses to fully satisfy our future short-term liquidity requirements.  If we cannot raise additional capital or reduce the scope of our business, we may be otherwise unable to achieve our goals or continue our operations.  We have incurred losses from operations in our prior two fiscal years and have a lack of liquidity for expansion. We may, in order to remain in the business, divert some of our resources to lower margin trading.  While we believe that we will be able to raise the capital we need to continue our operations, there can be no assurances that we will be successful in these efforts or will be able to raise enough capital for planned expansion.

We have a history of operating losses and there can be no assurance that we can again achieve or maintain profitability.

Our short-term focus is to become profitable.  However, there can be no guarantee that our efforts will be successful.  Even if we again achieve profitability, given our dependence on global GDP growth, macroeconomic factors and federal regulations, we may not be able to sustain profitability and our failure to do so would adversely affect our businesses, including our ability to raise additional funds.

We expect to acquire companies and we are subject to evolving and often expensive corporate governance regulations and requirements.  Our failure to adequately adhere to these requirements, and comply with them with regard to acquired companies, some of which may be non-reporting entities, or the failure or circumvention of our controls and procedures could seriously harm our business and affect our status as a reporting company listed on a national securities exchange.

As a public reporting company whose shares are listed for trading on the NYSE American, we are subject to various regulations.  Compliance with these evolving regulations is costly and requires a significant diversion of management time and attention, particularly with regard to our disclosure on controls and procedures and our internal control over financial reporting.  Our internal controls and procedures may not be able to prevent errors or fraud in the future.  However, we cannot guarantee that we can establish internal controls over financial reporting immediately on companies that we acquire.  Thus, faulty judgments, simple errors or mistakes, or the failure of our personnel to enforce controls over acquired companies or to adhere to established controls and procedures, may make it difficult for us to ensure that the objectives of our control systems are met.  A failure of our controls and procedures to detect other than inconsequential errors or fraud could seriously harm our ability to continue as a reporting company listed on a national securities exchange.

We have a limited senior management team size that may hamper our ability to effectively manage a publicly traded company and manage acquisitions and that may harm our business.

Since we operate in several foreign countries, we use consultants, including lawyers and accountants, to help us comply with regulatory requirements on a timely basis.  As we expand, we expect to increase the size of our senior management.  However, we cannot guarantee that in the interim period our senior management can adequately manage the requirements of a public company and the integration of acquisitions, and any failure to do so could lead to the imposition of fines, penalties, harm our business, status as a reporting company and our listing on the NYSE American.

Our proposed business expansion is dependent on laws pertaining to various industries including the legal cannabis industry.

We expect to acquire companies and hire management in the niche areas that we have identified.  These include, among others, technology, logistics and specialty pharmacy with a focus on capitalizing on specific niches within these areas such as medical marijuana.  Entry into any of these areas requires special knowledge of the industry and products.  Since we have entered the legal cannabis sector, even indirectly or remotely, we could be subject to increased scrutiny by regulators because, among other things, marijuana is a schedule-I controlled substance and is illegal under U.S. federal law.  Our failure to adequately manage the risk associated with these businesses and adequately manage the requirements of the regulators can adversely affect our business, our status as a reporting company and our listing on the NYSE American.  Further, any adverse pronouncements from regulators about businesses related to the legal cannabis industry could adversely affect our stock price if we are perceived to be a company in that sector.

Our common stock could decrease in value as our business plan depends in large part on the growth of the legal cannabis industry and evolving federal laws.

The business plan of expanding into the legal cannabis industry is predicated on several market and regulatory assumptions.  The size of the legal marijuana market depends almost entirely on whether or not more states will adopt laws to legalize recreational and medical marijuana and whether or not the federal government reschedules marijuana.  If the federal government does not reschedule marijuana in the next several years, our positioning in the industry will deteriorate and the value of our common stock will likely be negatively impacted.  Even if the federal government does reschedule marijuana and all states legalize marijuana, we would subject to intense competition in this industry.

The legal cannabis industry faces strong opposition.

It is believed by many that large well-funded businesses may have a strong economic opposition to the legal cannabis industry. We believe that the pharmaceutical industry may seek to block competitive products. For example, medical marijuana will likely adversely impact the existing market for the current “marijuana pill” sold by mainstream pharmaceutical companies. Further, the medical marijuana industry could face a material threat from the pharmaceutical industry should marijuana displace other drugs or encroach upon the pharmaceutical industry’s products. The pharmaceutical industry is well funded with a strong and experienced lobby that eclipses the funding of the medical marijuana movement. Any inroads the pharmaceutical industry could make in halting or impeding the legal cannabis industry could have a detrimental impact on our proposed business.

Our business is dependent on continuing relationships with distributers, processors and growers.

As we do not make any of our products for sale, our business requires developing and maintaining strong alliances with distributers, growers, and processors that undertake turnkey contracts under licensing agreements for making products.  The business and our results could be adversely affected if we are unable to maintain continuing relationships with distributors, growers, and processors.

Currency fluctuations may reduce our profitability.

Because of our presence in different countries, specifically India, Malaysia, and Hong Kong many currencies are involved in a typical trade.  Fluctuations of one currency relative to the others may adversely affect our profit margins.

Our business relies heavily on our management team and any unexpected loss of key officers may adversely affect our operations.

The continued success of our business is largely dependent on the continued services of our key employees.  The loss of the services of certain key personnel, without adequate replacement, could have an adverse effect on our performance.  Our senior management, as well as the senior management of our subsidiaries, plays a significant role in developing and executing the overall business plan, maintaining distributor relationships, proprietary processes and technology.  While no one is irreplaceable, the loss of the services of any of our key employees would be disruptive to our business, as we have little to no bench strength.

Our quarterly revenue, operating results and profitability will vary.

Factors that may contribute to the variability of quarterly revenue, operating results or profitability include:

●	Fluctuations in revenue due primarily to delayed shipment of commodities, and to a much lesser extent due to the seasonality of the heavy equipment rental business;
●	Commencement, completion and delivery of commodities during any particular quarter;
●	Additions and departures of key personnel; and
●	Strategic decisions made by us and our competitors, such as acquisitions, divestitures, spin-offs, joint ventures, strategic investments and changes in business strategy.

Risks Related to Ownership of Our Common Stock and this Offering

Future sales of common stock by us could cause our stock price to decline and dilute your ownership in our company.

There are currently about 31,352,192 shares of common stock and 11,656,668 outstanding public warrants to purchase 1,165,667 shares of our common stock at an exercise price of $50.00 per share, expiring on March 6, 2019. In addition, we have stock options to purchase 650,000 shares of our common stock, expiring in 2023. We are not restricted from issuing additional shares of our common stock or preferred stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or preferred stock or any substantially similar securities. The market price of our common stock could decline as a result of sales of a large number of shares of our common stock by us in the market or the perception that such sales could occur. If we raise funds or make acquisitions by issuing additional securities in the future or the outstanding warrants or stock options to purchase our common stock are exercised, the newly-issued shares will also dilute your ownership percentage in our company.

The market price for our common stock after this offering may be lower than the offering price, and our stock price may be volatile.

The trading volume in our common stock may fluctuate and cause significant price variations to occur. Fluctuations in our stock price may not be correlated in a predictable way to our performance or operating results. Our stock price may fluctuate as a result of a number of events and factors such as those described elsewhere in this “Risk Factors” section, events described in this prospectus supplement and the accompanying prospectus, and other factors that are beyond our control. In addition, the stock market, in general, has historically experienced significant price and volume fluctuations. Our common stock has also been volatile, with our 52-week price range being at a low of $0.35 and a high of $2.04 per share. These fluctuations are often unrelated to the operating performance of particular companies. These broad market fluctuations may cause declines in the market price of our common stock.

Our publicly-filed reports are subject to review by the SEC, and any significant changes or amendments required as a result of any such review may result in material liability to us and may have a material adverse impact on the trading price of our common stock.

The reports of publicly-traded companies are subject to review by the SEC from time to time for the purpose of assisting companies in complying with applicable disclosure requirements, and the SEC is required to undertake a comprehensive review of a company’s reports at least once every three years under the Sarbanes-Oxley Act of 2002.  SEC reviews may be initiated at any time.  We could be required to modify, amend or reformulate information contained in prior filings as a result of an SEC review, as well as state in filings that we have inadequate control or expertise over financial reporting.  Any modification, amendment or reformulation of information contained in such reports could be significant and result in material liability to us and have a material and adverse impact on the trading price of our common stock.

We do not intend to pay dividends on our common stock.  Consequently, your ability to achieve a return on your investment will depend on the appreciation in the price of our common stock.

We have never declared or paid any cash dividend on our common stock.  We currently anticipate that we will retain future earnings, if any, for the development, operation and expansion of our business, and we do not anticipate declaring or paying any cash dividends on our common stock for the foreseeable future.  Consequently, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.  There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

Our management team will have broad discretion over the use of the net proceeds from this offering.

Our management will use their discretion to direct the net proceeds from any “takedown” from this shelf registration. We intend to use a significant portion of the net proceeds for working capital, acquisitions, repayment of indebtedness, and other general corporate purposes. Working capital purposes may include capital expenditures, and payment of payables in the ordinary course of our business and prior practices. Our management’s judgments may not result in positive returns on your investment and you will not have an opportunity to evaluate the economic, financial or other information upon which our management bases its decisions.

Maryland anti-takeover provisions and certain anti-takeover effects of our charter and bylaws may inhibit a takeover at a premium price that may be beneficial to our stockholders.

Maryland anti-takeover provisions and certain anti-takeover effects of our charter and bylaws may be utilized, under some circumstances, as a method of discouraging, delaying or preventing a change of control of our company at a premium price that would be beneficial to our stockholders.  For more detailed information about these provisions, please see “Anti-takeover Law, Limitations of Liability and Indemnification” below.

FORWARD-LOOKING STATEMENTS AND IMPORTANT FACTORS

This prospectus includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.   We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the United States Private Securities Litigation Reform Act of 1995.  All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. This document contains statements and claims that are not approved by the FDA.  The statements and claims are in compliance with state laws, specifically in states where medical cannabis is approved and Alzheimer's and other diseases are approved conditions for treatment with cannabis. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated by these forward-looking statements. These important factors include the factors that we identify in the documents we incorporate by reference in this prospectus, as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. See “Risk Factors.”  You should read these factors and other cautionary statements made in this prospectus and any accompanying prospectus supplement, and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in the prospectus and any accompanying prospectus supplement, and in the documents incorporated by reference. We do not assume any obligation to update any forward-looking statements made by us, except to the extent required by U.S. federal securities laws.

USE OF PROCEEDS

We currently intend to use the estimated net proceeds from the sale of these securities:

●	to finance the costs of marketing Hyalolex, and other products, creating a large distribution network, creating new product formulations, filing new patents and creating brand awareness; and
●

acquiring, investing in, or creating joint ventures with competitive and complementary businesses, products and technologies as a part of our growth strategy (although we have no current commitments or agreements with respect to any such acquisitions or investments); and

●	for working capital for our legacy trading business and general corporate purposes.
●	for repayment of outstanding indebtedness.

There is no guarantee that we will sell these securities and, in the event that we do, there is no guarantee as to the total number of securities that we would sell, nor is there any guarantee as to the amount of net proceeds to be used specifically for the foregoing purposes.  Our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities.  Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities.  Our plans to use the estimated net proceeds from the sale of these securities may change and, if they do, we will update this information in a prospectus supplement.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the securities that we may offer.  We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement.  If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.  We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange or market, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

●	shares of our common stock,
●	warrants to purchase common stock or units,
●	units comprised of common stock and warrants in any combination, and
●	rights to purchase any of these securities.

In this prospectus, we refer to the common stock, warrants and units collectively as “securities.”  The total dollar amount of all securities that we may issue will not exceed $30,000,000.  This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF COMMON STOCK

The following is a description of the material terms and provisions of our common stock. It may not contain all the information that is important to you. You can access complete information by referring to our certificate of incorporation and by-laws, each as amended to date, which we refer to as our “certificate of incorporation” and “by-laws.”

General

We are a Maryland corporation.  Under our certificate of incorporation, we have authority to issue 150,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share.

As of May 8, 2018, there were issued and outstanding:

●	31,352,192 shares of common stock;
●	no shares of preferred stock;
●	stock options to purchase 650,000 shares of common stock at a weighted average exercise price of $0.34 per share; and
●	warrants to purchase 1,165,667 shares of common stock at a weighted average exercise price of $50.00 per share.

Voting; Dividends; Other Rights

Holders of shares of our common stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. There is no cumulative voting for election of directors. Accordingly, the holders of a majority of our outstanding shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose. Holders of shares of our common stock are entitled to receive dividends ratably when, as, and if declared by the board of directors out of funds legally available therefor and, upon our liquidation, dissolution or winding up are entitled to share ratably in all assets remaining after payment of liabilities. Holders of shares of our common stock have no preemptive rights and have no rights to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. The outstanding shares of our common stock are, and the shares of common stock being sold in this offering will be, when issued, validly authorized and issued, fully paid and non-assessable.

Transfer Agent

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Co. and its address is 1 State Street 30th Floor, New York, NY 10004-1561, telephone number (212) 509-4000.

Listing

Our common stock is listed for trading on the NYSE American under the symbol IGC.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock or units. Warrants may be issued independently or together with common stock or units, and the warrants may be attached to or separate from such securities. We may issue warrants directly or under a warrant agreement to be entered into between us and a warrant agent. We will name any warrant agent in the applicable prospectus supplement. Any warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The following is a description of the general terms and provisions of any warrants we may issue and may not contain all the information that is important to you. You can access complete information by referring to the applicable prospectus supplement. In the applicable prospectus supplement, we will describe the terms of the warrants and any applicable warrant agreement, including, where applicable, the following:

●	the offering price and aggregate number of warrants offered;
●	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;
●	the date on and after which the warrants and the related securities will be separately transferable;
●	the number of shares of common stock or units, as the case may be, purchasable upon the exercise of one warrant and the price at which these securities may be purchased upon such exercise;
●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
●	the terms of any rights to redeem or call the warrants;
●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
●	the dates on which the right to exercise the warrants will commence and expire;
●	the manner in which the warrant agreement and warrants may be modified;
●	a discussion of any material U.S. federal income tax considerations of holding or exercising the warrants;
●	the terms of the securities issuable upon exercise of the warrants; and
●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock and/or warrants offered by any prospectus supplement, and may be attached to or separate from those securities.

While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units consisting of common stock, warrants, or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
●	any provisions of the governing unit agreement that differ from those described below; and
●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Warrants” and “Description of Units” will apply to each unit and to any common stock or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

DESCRIPTION OF RIGHTS

This section describes the general terms of the rights that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. The accompanying prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.

The particular terms of each issue of rights, the rights agreement relating to the rights and the rights certificates representing rights will be described in the applicable prospectus supplement, including, as applicable:

●            the title of the rights;

●            the date of determining the stockholders entitled to the rights distribution;

●            the title, aggregate number of shares of  common stock or preferred stock purchasable upon exercise of the rights;

●            the exercise price;

●            the aggregate number of rights issued;

●            the date, if any, on and after which the rights will be separately transferable;

●            the date on which the right to exercise the rights will commence and the date on which the right will expire; and

●            any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

ANTI-TAKEOVER LAW, LIMITATIONS OF LIABILITY AND INDEMNIFICATION

Business Combinations

Under the Maryland General Corporation Law, some business combinations, including a merger, consolidation, share exchange or, in some circumstances, an asset transfer or issuance or reclassification of equity securities, are prohibited for a period of time and require an extraordinary vote. These transactions include those between a Maryland corporation and the following persons (a “Specified Person”):

●

an interested stockholder, which is defined as any person (other than a subsidiary) who beneficially owns 10% or more of the corporation’s voting stock, or who is an affiliate or an associate of the corporation who, at any time within a two-year period prior to the transaction, was the beneficial owner of 10% or more of the voting power of the corporation’s voting stock; or

●	an affiliate of an interested stockholder.

A person is not an interested stockholder if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder.  The board of directors of a Maryland corporation also may exempt a person from these business combination restrictions prior to the time the person becomes a Specified Person and may provide that its exemption be subject to compliance with any terms and conditions determined by the board of directors. Transactions between a corporation and a Specified Person are prohibited for five years after the most recent date on which such stockholder becomes a Specified Person. After five years, any business combination must be recommended by the board of directors of the corporation and approved by at least 80% of the votes entitled to be cast by holders of voting stock of the corporation and two-thirds of the votes entitled to be cast by holders of shares other than voting stock held by the Specified Person with whom the business combination is to be effected, unless the corporation’s stockholders receive a minimum price as defined by Maryland law and other conditions under Maryland law are satisfied.

A Maryland corporation may elect not to be governed by these provisions by having its board of directors exempt various Specified Persons, by including a provision in its charter expressly electing not to be governed by the applicable provision of Maryland law or by amending its existing charter with the approval of at least 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and two-thirds of the votes entitled to be cast by holders of shares other than those held by any Specified Person. Our Charter does not include any provision opting out of these business combination provisions.

Control Share Acquisitions

The Maryland General Corporation Law also prevents, subject to exceptions, an acquirer who acquires sufficient shares to exercise specified percentages of voting power of a corporation from having any voting rights except to the extent approved by two-thirds of the votes entitled to be cast on the matter not including shares of stock owned by the acquiring person, any directors who are employees of the corporation and any officers of the corporation. These provisions are referred to as the control share acquisition statute.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions approved or exempted prior to the acquisition by a provision contained in the corporation’s charter or bylaws. Our bylaws include a provision exempting us from the restrictions of the control share acquisition statute, but this provision could be amended or rescinded either before or after a person acquired control shares. As a result, the control share acquisition statute could discourage offers to acquire our common stock and could increase the difficulty of completing an offer.

Board of Directors

The Maryland General Corporation Law provides that a Maryland corporation which is subject to the Exchange Act and has at least three outside directors (who are not affiliated with an acquirer of the company) under certain circumstances may elect by resolution of the board of directors or by amendment of its charter or bylaws to be subject to statutory corporate governance provisions that may be inconsistent with the corporation’s charter and bylaws. Under these provisions, a board of directors may divide itself into three separate classes without the vote of stockholders such that only one-third of the directors are elected each year. A board of directors classified in this manner cannot be altered by amendment to the charter of the corporation. Further, the board of directors may, by electing to be covered by the applicable statutory provisions and notwithstanding the corporation’s charter or bylaws:

●	provide that a special meeting of stockholders will be called only at the request of stockholders entitled to cast at least a majority of the votes entitled to be cast at the meeting,
●	reserve for itself the right to fix the number of directors,
●	provide that a director may be removed only by the vote of at least two-thirds of the votes entitled to be cast generally in the election of directors, and
●	retain for itself sole authority to fill vacancies created by an increase in the size of the board or the death, removal or resignation of a director.

In addition, a director elected to fill a vacancy under these provisions serves for the balance of the unexpired term instead of until the next annual meeting of stockholders.  A board of directors may implement all or any of these provisions without amending the charter or bylaws and without stockholder approval.  Although a corporation may be prohibited by its charter or by resolution of its board of directors from electing any of the provisions of the statute, we have not adopted such a prohibition.  We have adopted a staggered board of directors with three separate classes in our charter and given the board the right to fix the number of directors, but we have not prohibited the amendment of these provisions.  The adoption of the staggered board may discourage offers to acquire our common stock and may increase the difficulty of completing an offer to acquire our stock.  If our Board chose to implement the statutory provisions, it could further discourage offers to acquire our common stock and could further increase the difficulty of completing an offer to acquire our common stock.

Effect of Certain Provisions of our Charter and Bylaws

In addition to the charter and bylaws provisions discussed above, certain other provisions of our bylaws may have the effect of impeding the acquisition of control of our company by means of a tender offer, proxy fight, open market purchases or otherwise in a transaction not approved by our Board of Directors. These provisions of bylaws are intended to reduce our vulnerability to an unsolicited proposal for the restructuring or sale of all or substantially all of our assets or an unsolicited takeover attempt, which our Board believes is otherwise unfair to our stockholders. These provisions, however, also could have the effect of delaying, deterring or preventing a change in control of our company.

Our bylaws provide that with respect to annual meetings of stockholders, (i) nominations of individuals for election to our Board of Directors and (ii) the proposal of business to be considered by stockholders may be made only pursuant to our notice of the meeting, by or at the direction of our Board of Directors, or by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

Special meetings of stockholders may be called only by the chief executive officer, the board of directors or the secretary of our company (upon the written request of the holders of a majority of the shares entitled to vote).  At a special meeting of stockholders, the only business that may be conducted is the business specified in our notice of meeting.  With respect to nominations of persons for election to our Board of Directors, nominations may be made at a special meeting of stockholders only pursuant to our notice of meeting, by or at the direction of our Board of Directors, or if our Board of Directors has determined that directors will be elected at the special meeting, by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

These procedures may limit the ability of stockholders to bring business before a stockholders meeting, including the nomination of directors and the consideration of any transaction that could result in a change in control and that may result in a premium to our stockholders.

Disclosure of the SEC’s Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the above provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares of common stock being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

●	through agents to the public or to investors;
●	to one or more underwriters or dealers for resale to the public or to investors;
●	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, or an exchange or otherwise;
●	directly to investors in privately negotiated transactions; or
●	through a combination of these methods of sale.

The securities that we distribute by any of these methods may be sold, in one or more transactions, at:

●	a fixed price or prices, which may be changed;
●	market prices prevailing at the time of sale;
●	prices related to prevailing market prices; or
●	negotiated prices.

We will set forth in a prospectus supplement the terms of the offering of our securities, including:

●	the name or names of any agents or underwriters;
●	the purchase price of our securities being offered and the proceeds we will receive from the sale;
●	any over-allotment options under which underwriters may purchase additional securities from us;
●	any agency fees or underwriting discounts and commissions and other items constituting agents’ or underwriters’ compensation;
●	the public offering price;
●	any discounts or concessions allowed or re-allowed or paid to dealers; and
●	any securities exchanges on which such common stock may be listed.

Underwriters

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities offered if they purchase any of the securities offered. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or re-allow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriters the nature of any such relationship.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the securities less the principal amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

Direct Sales

We may also sell securities directly to one or more purchasers without using underwriters or agents.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is traded on the NYSE American. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Shorts sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities from us, if any, in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the NYSE American or otherwise and, if commenced, may be discontinued at any time.

EXPERTS

The consolidated financial statements of India Globalization Capital, Inc. included in our annual report on Form 10-K for the fiscal years ended March 31, 2016 and 2017, have been audited by AJSH & Co., independent registered public accountants, as set forth in their reports thereon, included therein, and incorporated herein by reference in this prospectus and elsewhere in the registration statement.  Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

Olshan Frome Wolosky LLP, New York, New York, as our counsel, will pass upon certain legal matters, including the legality of the shares of common stock offered by this prospectus and any prospectus supplement.  If the shares are distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other documents with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549. You should call 1-800-SEC-0330 for more information on the operation of the public reference room. Our SEC filings are also available to you on the SEC’s Internet site at http://www.sec.gov.  The SEC’s Internet site contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet site.

Our Internet address is www.igcinc.us. The information on our Internet website is not incorporated by reference in this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference is considered part of this prospectus. The documents and reports that we list below are incorporated by reference into this prospectus. In addition, all documents and reports which we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus are incorporated by reference in this prospectus as of the respective filing dates of these documents and reports. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

We have filed the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

●	Our annual report on Form 10-K for the fiscal year ended March 31, 2017;
●	Our quarterly reports on Form 10-Q for the quarters ended June 30, 2017 and September 30, 2017, and December 31, 2017;
●

Our current report on Form 8-K, filed with the SEC on April 5, 2017, April 21, 2017, April 25, 2017, May 25, 2017, June 12, 2017, September 29, 2017, October 12, 2017, November 13, 2017, November 22, 2017, November 30, 2017, December 18, 2017, December 22, 2017, January 2, 2018, March 2, 2018, March 19, 2018, April 12, 2018, and May 4, 2018;

●	Our definitive proxy statement on Schedule 14A filed with the SEC on October 10, 2017; and
●

The description of our common stock contained in our Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on March 7, 2006, and any amendments or reports filed for the purpose of updating the description.

You may request a copy of these documents, which will be provided to you at no cost, by contacting:

India Globalization Capital, Inc.

4336 Montgomery Avenue

Bethesda, Maryland 20814

Attention: Mr. Ram Mukunda

President and Chief Executive Officer

 (301) 983-0998

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.